Registration No. 333-
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                                      under
                           The Securities Act of 1933

                              ARBOR PROPERTY TRUST
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                                      23-2740383
  ---------------------------                          ------------------
 (State or other jurisdiction                           (I.R.S. Employer
      of incorporation or                              Identification No.)
         organization)

      Suite 800, One Tower Bridge, W. Conshohocken, PA           19428
- -------------------------------------------------------------------------------
            (Address of principal executive offices)           (Zip Code)

                              Arbor Property Trust
                              Incentive Share Plan
                            (Full title of the Plan)

                               Myles H. Tanenbaum
                                    President
                              Arbor Property Trust
                                    Suite 800
                                One Tower Bridge
                       W. Conshohocken, Pennsylvania 19428
                      --------------------------------------
                     (Name and address of agent for service)

                                 (610) 941-2933
           ------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                            Jason M. Shargel, Esquire
                       Wolf, Block, Schorr and Solis-Cohen
                         Twelfth Floor Packard Building
                      S.E. Corner 15th and Chestnut Streets
                             Philadelphia, PA 19102
                                 (215) 977-2000


                         CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------

                                                     Proposed              Proposed
        Title of                                      Maximum               Maximum              Amount of
    Securities to be           Amount to be        Offering Price          Aggregate           Registration
       Registered              Registered(1)        Per Share(2)         Offering Price             Fee
    ----------------           -------------       --------------        --------------        ------------
Common Shares
of Beneficial                    100,000               $8.00                $800,000             $275.86
Interest, without                 shares
par value

- -------------------------------------------------------------------------------
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional securities as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended, based on the average of the high and low prices for the Common Stock as quoted on the New York Stock Exchange on September 20, 1996.

===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Arbor Property Trust, a Delaware business trust (the "Registrant" or the "Company"), with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration
Statement:

         1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

         2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996.

         3. The description of the Registrant's common shares of beneficial interest, without par value (the "Common Shares"), contained in the Registrant's Registration Statement on Form 8-A filed on October 8, 1993 under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of any such document.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4. Description of Securities.

        Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Under Section 3817 of the Delaware Code, as amended, the Registrant has the power to indemnify and hold harmless any trustee or beneficial owner from and against any and all claims and demands whatsoever.

         Pursuant to Article VII of the Company's Amended and Restated Declaration of Trust, the trustees of the Company, when acting in such capacity, shall not be personally liable to any person other than the Company or any shareholder therein for any act, omission or obligation of the Company or any trustee. The trustees shall be entitled to the benefits of all limitations on the liability of trustees of a business trust to the trust or any shareholder therein that are now or hereafter become available under the Delaware Code for monetary damages for breach of any duty (including, without limitation, fiduciary duty) as a trustee, except for liability (i) for acts or omissions which involve actual fraud or willful misconduct or (ii) for any transaction from which the trustee derived improper personal benefit. Neither the amendment nor repeal of said Article VII, nor the adoption or amendment of any other provision of the Amended and Restated Declaration of Trust inconsistent with such Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

         Further pursuant to Article VII of the Company's Amended and Restated Declaration of Trust, neither the trustees nor the officers of the Company shall be liable under any written instrument creating an obligation of the Company, and all persons shall look solely to the Company's property for the payment of any claim under or for the performance of that instrument. All such written instruments shall contain an express exculpatory clause to the foregoing effect.

         In addition, the Company shall indemnify and hold harmless each trustee and officer of the Company (including any persons who, while a trustee or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan) to the maximum extent permitted by law, except to the extent that the indemnitee is found liable for (i) an act or omission involving actual fraud or willful misconduct or (ii) a transaction in which the indemnitee received an improper personal benefit.

         Article XII of the Company's by-laws requires that each trustee (and each officer, director, employee, agent or stockholder of the resident trustee) and officer of the Company who was or is a party to, or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding (including without limitation an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative, investigative or through arbitration (collectively, a "Proceeding"), by reason of the fact that he or she is or was a trustee (or an officer, director, employee, agent, or stockholder of the resident trustee) or officer of the Company or is or was serving in any capacity at the request or for the benefit of the Company as a trustee, or in any other capacity for, any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (such person shall be referred to as an "Indemnitee") be indemnified and held harmless by the Company for all actions taken by him or her and for all failures to take action (regardless of the date of any such action or failure to take action and regardless of whether such action or failure to take action results from such Indemnitee's negligence or gross negligence) to the maximum extent permitted by law against all expense, liability and loss (including without limitation attorneys fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection with any Proceeding. No indemnification pursuant to said Article XII shall be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted (i) actual fraud or willful misconduct or (ii) a transaction in which such person received an improper personal benefit.

         The right to indemnification provided in said Article XII shall include the right to have the expenses incurred by the Indemnitee in defending any Proceeding paid by the Company in advance of the final disposition of the Proceeding to the fullest extent permitted by Delaware law; provided that, if Delaware law or the trustees so require, the payment of such expenses incurred by the Indemnitee in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced without interest if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under Article XII or otherwise. Furthermore, indemnification pursuant to Article XII shall continue as to an Indemnitee who has ceased to be a trustee or officer and shall inure to the benefit of his or her heirs, executors and administrators.

         The rights to indemnification and to the advancement of expenses provided in said Article XII shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Company's Amended and Restated Declaration of Trust, its By-laws, or any agreement, vote of shareholders or managing trustees, or otherwise.

         Article XII of the Company's By-laws provides further that the Company may purchase and maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Delaware law against any expense, liability or loss, whether or not the Company would have the power to indemnify such person under Delaware or other law. The Company may also purchase and maintain insurance to insure its indemnification obligations whether arising hereunder or otherwise. In addition, the Company may create a fund of any nature, which may, but need not, be under the control of a trustee, or otherwise may secure in any manner its indemnification obligations, whether arising hereunder, under the Company's Amended and Restated Declaration of Trust, its By-laws, or any agreement, vote of shareholders or managing trustees, or otherwise.

         Further, Article XII of the Company's By-laws provides that the provisions of said Article XII and of the Amended and Restated Declaration of Trust relating to the limitation of trustees' liability, to indemnification and to the advancement of expenses shall constitute a contract between the Company and each of its trustees and officers which may be modified as to any trustee or officer only with that person's consent or as specifically provided in said
Article XII, and that notwithstanding any other provision of the Company's By-laws relating to their amendment generally, any repeal or amendment of the Amended and Restated Declaration of Trust or said Article XII that is adverse to any trustee or officer shall apply to such trustee or office only on a prospective basis, and shall not reduce any limitation on the personal liability of a trustee, or limit the rights of an Indemnitee to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Furthermore, notwithstanding any other provision of said By-laws, no repeal or amendment of said By-laws and of the Amended and Restated Declaration of Trust shall affect any or all of said
Article XII and of the Amended and Restated Declaration of Trust so as either to reduce the limitation of trustees' liability or limit indemnification or the advancement of expenses in any manner unless adopted by (a) the majority vote of the trustees of the Company then serving, or (b) the affirmative vote of shareholders of the Company entitled to cast not less than a majority of the votes that such shareholders are entitled to cast in the election of trustees, provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

         Finally, Article XII of the Company's By-laws provides that references in said Article XII to Delaware law or to any provision thereof shall be to such law as it existed on the date on which said Article XII was adopted or as such law thereafter may be changed; provided, that, in the case of any change which expands the liability of trustees or limits the indemnification rights or the rights to advancement of expenses which the Company may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in said Article XII and in the Amended and Restated Declaration of Trust shall continue as theretofore to the extent permitted by law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following Exhibits are filed as part of this Registration
Statement:

         Exhibit No.

             4         Arbor Property Trust Incentive Share Plan
                       (incorporated by reference to exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

             5         Opinion of Wolf, Block, Schorr and Solis-Cohen.

             23.1 Consent of Arthur Andersen LLP, independent public accountants.

             23.2 Consent of Wolf, Block, Schorr and Solis-Cohen (contained in Exhibit 5).

             23.3 Consent of Deloitte & Touche LLP, independent auditors.

             24 Power of Attorney (included on signature page in Part II of the Registration Statement).

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of W. Conshohocken, Pennsylvania, on this 24th day of September, 1996.

                                          ARBOR PROPERTY TRUST


                                          By: /s/ MYLES H. TANENBAUM
                                              ---------------------------------
                                              Myles H. Tanenbaum
                                              President


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Myles H. Tanenbaum and Kimli Cross Smith, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including, without limitation, post-effective amendments to this Registration Statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933 as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Name                                       Title                                   Date
        ----                                       -----                                   ----



/s/ MYLES H. TANENBAUM                 Managing Trustee and President                September 24, 1996
- ----------------------                 (principal executive and financial
Myles H. Tanenbaum                     officer)




        Name                                  Title                                        Date
        ----                                  -----                                        ----



/s/ KIMLI CROSS SMITH                 Managing Trustee and Executive                September 24, 1996
- --------------------------            Vice President/Chief Operating
Kimli Cross Smith                     Officer



/s/ PHILLIP E. STEPHENS               Managing Trustee                              September 24, 1996
- --------------------------
Phillip E. Stephens


/s/ SYLVAN M. COHEN                   Managing Trustee                              September 25, 1996
- --------------------------
Sylvan M. Cohen


/s/ ALTON G. MARSHALL                 Managing Trustee                              September 25, 1996
- --------------------------
Alton G. Marshall


/s/ GEORGE R. PEACOCK                 Managing Trustee                              September 25, 1996
- --------------------------
George R. Peacock


/s/ DENNIS HARKINS                    Treasurer and Controller (principal           September 25, 1996
- --------------------------            accounting officer)
Dennis Harkins



                              ARBOR PROPERTY TRUST
                              INCENTIVE SHARE PLAN


                       REGISTRATION STATEMENT ON FORM S-8


                                  EXHIBIT INDEX


Exhibit No.                         Document
- -----------                         --------

    4 Arbor Property Trust Incentive Share Plan (incorporated by reference to exhibit to the Registrant's Annual
                Report on Form 10-K for the year ended December 31, 1993).

    5           Opinion of Wolf, Block, Schorr and Solis-Cohen.

   23.1         Consent of Arthur Andersen LLP, independent public accountants.

   23.2         Consent of Wolf, Block, Schorr and Solis-Cohen
                (contained in Exhibit 5).

   23.3         Consent of Deloitte & Touche LLP, independent auditors.

   24 Power of Attorney (included on signature page in Part II of the Registration Statement).